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                                     EXHIBIT 21.1

                                     SUBSIDIARIES



                           ENCAD INTERNATIONAL INCORPORATED
                  (FOREIGN SALES CORPORATION IN U.S. VIRGIN ISLANDS)

                                  ENCAD EUROPE, S.A.
                                    (SALES OFFICE)